Exhibit 24

Power of Attorney

Each person whose signature appears below constitutes and appoints Ronald C. Edmonds, Charles J. Kalil and Howard I. Ungerleider, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of the common stock of The Dow Chemical Company pursuant to the 2012 Employee Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE

/S/ A. Banga A. Banga	Director	October 15, 2015

/S/ J.K. Barton J. K. Barton	Director	October 15, 2015

/S/ J. A. Bell J. A. Bell	Director	October 15, 2015

/S/ R. K. Davis R. K. Davis	Director	October 15, 2015

/S/ R. C. Edmonds R. C. Edmonds	Vice President and Controller (Principal Accounting Officer)	October 15, 2015

/S/ J. M. Fettig J. M. Fettig	Lead Director	October 15, 2015

/S/ A. N. Liveris A. N. Liveris	Director, Chairman, President and Chief Executive Officer	October 15, 2015

/S/ M. Loughridge M. Loughridge	Director	October 15, 2015

/S/ R. J. Milchovich R. J. Milchovich	Director	October 15, 2015

/S/ R. S. Miller R. S. Miller	Director	October 15, 2015

/S/ P. Polman P. Polman	Director	October 15, 2015

/S/ D. H. Reilley D. H. Reilley	Director	October 15, 2015

/S/ J.M. Ringler J.M. Ringler	Director	October 15, 2015

/S/ R. G. Shaw R. G. Shaw	Director	October 15, 2015

/S/ H. I. Ungerleider H. I. Ungerleider	Chief Financial Officer and Executive Vice President	October 15, 2015